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                                                                   EXHIBIT 99.1

                          PREMIERE TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Boland T. Jones and Patrick G. Jones, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of common stock, par value $.01 per share ("Premiere Common Stock"), or all the Series B Voting preferred stock, par value $.01 per share, of Premiere Technologies, Inc.
("Premiere") held of record by the undersigned on      , 199  at the Special
Meeting of Stockholders to be held at 10:00 a.m., local time, on      , 1998,
at      , Atlanta, Georgia,    including any adjournments thereof (the
"Special Meeting").

1. To approve the issuance of shares of Premiere Common Stock, pursuant to an Agreement and Plan of Merger, dated as of November 13, 1997 (the "Merger Agreement"), by and among Premiere, Nets Acquisition Corp., a wholly owned subsidiary of Premiere ("Acquisition Sub"), and Xpedite Systems, Inc. ("Xpedite"), pursuant to which, among other matters, Acquisition Sub will merge with and into Xpedite (the "Merger"), with Xpedite becoming a wholly owned subsidiary of Premiere and each share of the common stock, par value $.01 per share, of Xpedite (excluding shares held by Xpedite in its treasury), being converted into the right to receive shares of Premiere Common Stock, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

2. To approve an amendment to Premiere's Second Amended and Restated 1995 Stock Plan (the "Stock Plan Amendment"), which shall increase the number of shares of Premiere Common Stock reserved for issuance from 4,000,000 to 8,000,000.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

3. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE.

  WITNESS my hand and seal this   day of      , 1998.

                                          -------------------------------------
                                          -------------------------------------
                                             Signature(s) of Stockholder(s)

                                          PLEASE SIGN THIS PROXY EXACTLY AS
                                          YOUR NAME OR NAMES APPEARS HEREON.
                                          IF STOCK IS HELD JOINTLY, SIGNATURES
                                          SHOULD APPEAR FOR BOTH NAMES. WHEN
                                          SIGNING AS AN ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE, GUARDIAN OR
                                          CUSTODIAN, PLEASE INDICATE THE
                                          CAPACITY IN WHICH YOU ARE ACTING.

PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE ENCLOSED POSTPAID
                                   ENVELOPE.